SEISMIC SERVICES AGREEMENT

TERREX SEISMIC

AND

GREAT SOUTH LAND MINERALS LIMITED

TABLE OF CONTENTS

1.

DEFINITIONS

2.

SCOPE OF OPERATIONS

3.

REMUNERATION AND TERMS

3.1

Payment to the Contractor

3.2

Payment Terms

4.

INDEMNIFICATION AND DAMAGES

4.1

Indemnification of Contractor

4.2

Indemnity by Contractor

4.3

Indemnification Survives Termination

5.

ENVIRONMENT

5.1

Care for the Environment

6.

INSURANCE

6.1

Insurance

6.2

Evidence of insurance

6.3

Compliance With Laws

6.4

General Insurance Provisions

6.5

Sub-Contractors

7.

TERM

8.

WAIVER ON EQUIPMENT

9.

FORCE MAJEURE

9.1

Force Majeure Events

9.2

Force Majeure Declaration

9.3

Force Majeure Payments

10.

COMMUNICATIONS

11.

SIGNATORIES

SCHEDULES ATTACHED AT BACK OF AGREEMENT

SEISMIC  SERVICES  AGREEMENT

THIS AGREEMENT is made the 28th September 2005.

BETWEEN

TERREX SEISMIC, ABN 41 090 147 274, a company having an office at Unit 2, 37 Howson Way, Bibra Lake, W.A. 6163.  {“Contractor”} of the one part

AND

GREAT SOUTH LAND MINERALS LIMITED. ABN 54 068 650 386,  a company having an office at Level 3, 65 Murray Street, Hobart, TASMANIA,  {“Company”} of the other part.

WHEREAS THIS AGREEMENT WITNESSES THAT in consideration of the mutual promises, covenants and agreements contained herein the parties agree as follows:

1.

DEFINITIONS

“Contractor” shall mean:

TERREX SEISMIC

ABN 41 090 147 274

“Company” shall mean:

GREAT SOUTH LAND MINERALS LIMITED

ABN  54 068 650 386

or its wholly owned subsidiaries which are for the time being the Operators of the Production Licenses, Exploration Permits and Joint Ventures in the Area of Operations.

2.

SCOPE OF OPERATIONS

The seismic program consists of approx:

2005-2006 Seismic Program - 1150 kms of 2D Seismic Lines within SEL 13/98 and SEL 29/2005  as defined on seismic program maps to be supplied by Company.

2006-2009 Seismic Programs - TBA

3.

REMUNERATION AND TERMS

3.1

Payment to the Contractor

In consideration for performing the work required by this Agreement the Contractor shall be entitled to the following payments:

a)

In respect of Contractor operations:

*

Mobilisation charges as specified under Schedule B, Section 1.

*

Hourly Rate for each hour or part thereof of Working Time at the rate specified under Schedule B, Section 2.1.

*

Standby / Weather Rate for each hour of standby or weather time or part thereof as specified under Schedule B, Section 2.2.

*

Additional Charges and Reimbursable Items as specified under Schedule B, Section 4.

b)

In respect of Subcontractor operations:

Reimbursement of all Costs and Charges to Contractor arising from operations of:

*

Dynamic Satellite Surveys – GPS Survey Contractor

*

TBA - Traffic Management Contractor

3.2

Payment Terms

Invoices will be issued to the Company on 16th day of the month and on completion of the month for services rendered in the previous 15 day period.  Providing that the invoice is not in dispute, payment must be made to the contractor within 15 days of receipt of the invoice.

If any invoice is in dispute, the undisputed amount should be paid within 15 days whilst the disputed amount should be negotiated within the 15 day period.  Any unresolved dispute should then be resolved through the appointment of a mutually acceptable independent arbitrator.  The decisions of the arbitrator are binding on both parties.  Costs for said arbitrator should be borne equally by each party. After the initial 15 day period or within 7 days of an arbitrated decision any further payments outstanding will have interest accrued at a rate of 1.00% per month or part thereof.

With Respect to the 2005-2006 Seismic Program:

The Payment Schedule agreed between Contractor and Company is:

a)

A$0.01 Million + GST Contract Negotiation Charge upon signing,

b)

A$0.5 Million + GST Mobilisation Charge paid 90 days in advance to commence planning, procurement, logistics and mobilisation then;

c)

A$0.25 Million + GST paid 30 days in advance to start Line Pegging and Survey then;

d)

A$1.25 Million + GST paid 30 days in advance of mobilisation to pay for the 1st month of seismic surveying and recording then;

e)

A$1.25 Million + GST paid 30 days in advance of the start of each month during the performance of the services.

f)

A$0.9 Million + GST paid in advance of the commencement of work on application SEL29/2005.

For the seismic program on SEL13/98, this equates to:

A$0.01 million + GST paid on or before 30th Sept 2005 (payment received 16th Sept)

A$0.75 million + GST paid on or before 1st Nov 2005,

A$1.25 million + GST paid on 1st Dec 2005,

A$1.25 million + GST paid on 1st Jan 2006

A$1.25 million + GST paid on 1st Feb 2006

and an estimated A$0.60 on 1st Mar 2006 to complete the seismic program

(Total approximate A$5.11 Million + GST).

For the seismic program on application SEL29/05, this equates to:

A$0.9 Million +GST paid in advance for commencement of the seismic work.

Total Contract Value approximately A$6.01 Million + 10% GST.

With Respect to 2007-2009 Seismic Programs:

Conditions and Rates to be Negotiated

4.

INDEMNIFICATION AND DAMAGES

4.1

Indemnification of Contractor

The Company hereby indemnifies the Contractor and its directors, officers, employees and subcontractors and shall hold it harmless from any loss, damage, liability, expense and costs arising from the supply of the seismic services contemplated and described under this agreement, except as is caused by the breach of this agreement by, or the negligence or willful misconduct of the Contractor or its employees, subcontractors or agents.

The Company is responsible for making all applications and obtaining all permitting approvals including Government, Local Shire, Main Roads, Public Utilities and Services where required, Landholders, Native Title Claimants, Cultural Heritage groups, Environmental groups and stakeholders or any other parties whose property or services may be affected by the seismic operation.

4.2

Indemnity by Contractor

The Contractor shall be solely liable for and shall indemnify and hold harmless the Company and its directors, officers and employees against any liability, loss, damage, claim or legal action of whatsoever nature arising under any statute or at common-law in respect of:

(1)

The failure of the Contractor to obtain, maintain, keep up and renew any consent, license, permits or authority necessary for the performance of its obligations under this Agreement.

(2)

The death or injury of any and all persons whomsoever, caused by the breach of this agreement by or negligence of the Contractor or its servants, agents, employees or subcontractors.

(3)

Loss, destruction of, injury or damage to or loss of use of any and all property real and personal arising out of or caused by the Contractor or its servants, agents, employees or subcontractors in performance of the contractors obligations under this agreement.

(4)

Loss, destruction or injury or damage to or loss or use of any and all property real and personal arising out of or caused by the improper repair, maintenance or usage of fences and gates by the Contractor or its servants, agents, employees or subcontractors.

(5)

The contractor shall indemnify the Company against loss and/or damage to seismic tapes, the subject of this Agreement pursuant to Section 6.1 (5) whilst the seismic acquisition crew is within the Area of Operations.  Once the seismic acquisition crew has been demobilised from the Area of Operations the Contractor shall indemnify the Company against loss and/or damage to seismic tapes to the insured limit, as per Section 6.1 (5) until acknowledged receipt by the Company.

If any substantiated complaint from a landowner/occupant or pastoral leaseholder is received by the Company concerning the Contractor’s operation, the Company shall notify Contractor orally, followed by written verification, at which time the Contractor will have twenty-four (24) hours to rectify the complaint.

If the complaint has not been rectified by this time, the Company will have the right to immediately suspend operations until such time as the complaint is rectified to the satisfaction of all parties.

4.3

Indemnification Survives Termination

The provisions for indemnification shall survive the termination of this Agreement, regardless of whether any claim or legal action is commenced prior to or after the date of termination provided the conduct giving rise to such alleged or actual damages or liabilities was made during the term of this agreement.

5.

ENVIRONMENT

5.1

Care for the Environment

(1)

The contractor shall at all times carry out its operations according to the APPEA 1996 “Code of Environmental Practice – Onshore and Offshore” and the Guidelines for Onshore Petroleum Geophysical Surveying – Onshore Petroleum Exploration and Production Requirements - 1991.

(2)

The Contractor shall take all necessary steps in order to ensure that damage to the environment is minimised and that all operations are conducted in accordance with the Tasmanian Petroleum Act as amended and those regulations specifically pertaining to the Area of Operations.

(3)

The Contractor shall ensure that machinery and vehicle movements in the areas to be worked, will be kept to a minimum and that vehicles and machinery will be parked in a compact area immediately adjacent to such areas to be worked.  Unless the Company’s Representative otherwise directs, no machinery or vehicles may move more than 25 metres on either side of the marked seismic lines or access roads.

(4)

The Contractor shall, at all times, ensure that neither Contractor nor its employees, servants, or agents will deposit refuse or other rubbish or abandon machinery, motor vehicles, plant or other materials on any part of the area of Operations.  The Contractor shall at the conclusion of operations in any particular area in which work is being carried out by the Contractor or its employees, servants, agents or subcontractors ensure that such area is restored to a neat and tidy condition with all refuse, litter and other rubbish removed.

(5)

The Contractor agrees to leave gates as they are found and to replace, repair and maintain any fence or gates that may be damaged in the course of the operations at the Company’s expense except where repairs or replacement is directly due to negligence of the Contractor or its subcontractors.

(6)

The Contractor shall ensure that no animals or firearms are brought by Contractor or Contractor’s personnel into the Area of Operations.

(7)

The Contractor will take such steps as are necessary to avoid the spread of noxious weeds.  When notified in writing and with supporting map documentation by the Company that part of the survey is to be conducted in an area affected by noxious weed infestation, the Contractor will ensure that vehicles are cleaned thoroughly and all seeds removed when leaving the area.  The cleaning process will be that agreed to by both the Company and the contractor and may comprise, but not necessarily be limited to, removing seeds from tyres, fenders and clothing by brushing.

6.

INSURANCE

6.1

Insurance

The Contractor shall, where applicable, maintain for the duration of the Contract, the following insurance policies:

(1)

Public Liability Insurance

Covering liability to any third party (including the Company) for death, bodily injury, loss of or damage to property arising out of anything to be done or omitted to be done under this Agreement, subject to the terms and conditions of the Contractors Public Liability policy, for a limit of liability of $10,000,000 for any one occurrence or in respect to each period of insurance.

(2)

Plant and Equipment Insurance

Covering for their full insurable value all mobile plant, equipment, buildings and property used or to be used under this Agreement, except mobile plant, equipment, buildings and property which is the property of the Company against all insurable loss or damage to the current value at the time loss or damage occurs.

(3)

Workers Compensation Insurance

Covering legal liability to the Contractor’s employees N.L. to A$100,000,000 for any one person or number of persons arising out of the one event or period of insurance in respect of claims of Common Law under the laws of Western Australia, Victoria or other relevant jurisdiction.  The Contractor warrants to the Company that it is a registered employer for the purposes of Section 59 of the Workers Rehabilitation and Compensation Act, 1986.

(4)

Motor Vehicle and Third Party Liability Insurance

In respect of all motor vehicles (which expression shall include any item of plant or equipment which is licensed in accordance with the Statutes of any State or Territory in which such vehicles are being used in the performance of the work under this Agreement) a comprehensive policy covering physical loss or damage to all registered motor vehicles including a third party property damage limit of not less than A$10,000,000.  The Contractor shall in addition to complying with the requirements hereof comply with all statutory requirements concerning the arrangement of Motor Vehicle Third Party Liability Insurance in respect of the ownership, possession, operations or use of motor vehicles.

(5)

Magnetic Tape Insurance

Acquired data is written to two 3490 cartridges.  On a daily basis both cartridges are removed from the recording truck and stored in the Crew Manager’s Office until shipment from the Contractor’s seismic crew to the Company’s nominated destination.  Seismic data is shipped off the seismic crew to both the Company’s offices and their nominated data processing house every 7 days or as requested.  One data set is to be sent to each destination.

Whilst on the crew, acquired data is insured via a “business interruption and data reinstatement” insurance policy.  This policy covers a period of two days of data acquisition, thus insuring seismic data on a line by line basis for a maximum total of A$60,000 per any one loss.

6.2

Evidence of Insurance

Prior to the commencement of work and obligations under this Agreement the Contractor shall furnish to the Company for approval at its address as described herein evidence of the Contractor’s insurance as prescribed herein.

6.3

Compliance with Laws

The Contractor shall to the best of it’s ability require that its contractors and subcontractors shall comply with all applicable laws, statutes and regulations and shall comply with applicable unemployment insurance and workmen’s compensation legislation and regulations thereto and shall carry such insurance in such amounts not being less than the Contractor is required to effect under this Agreement as the Contractor deems necessary.

6.4

General Insurance Provisions

The insurance arranged by the Contractor shall be effected prior to the commencement of work and be maintained in full force and effect with a reputable insurance company throughout the entire course for the contract period.

The Contractor shall at all times be responsible for complying with and abiding by the terms and conditions of the insurance arranged by him and for the payment of all excesses which may be contained within the term of such insurances.

The insurances arranged by the Contractor shall contain specific agreements to the effect that any breach of the conditions of the insurances by the Contractor or it’s employees, agents, subcontractors or any other person or persons for whose actions the Contractor is responsible shall not prejudice the Contractors right to claims under all policies unless thirty (30) days notice of the breach and the intentions of the insurance company to determine the policy has been given to the Company.

All insurances arranged by the Contractor under clause 6.1 shall contain specific agreement to the effect that any deliberate breach of policy conditions by the Contractor or its employees, agents, subcontractors or any person or persons for whose actions the Contractor is responsible shall not prejudice the Company’s right to claim.

The Contractor shall also provide at the request of the Company all such documentation as may be required from time to time and substantiate the continued existence of adequate protection and the payment by the Contractor of all premiums and charges due in respect of such insurance.

The examination of the documentation provided by the Contractor to the Company or it’s Insurance Brokers does not relieve the Contractor of it’s responsibility to arrange insurances, nor does it otherwise relieve the Contractor of any other responsibility under this Agreement.

6.5

Sub-Contractors

Where subcontracts are entered into with surveying, line preparation, fencing or uphole drilling subcontractors, the Contractor shall ensure that each of his subcontractors effect similar insurances to those required of the Contractor.

The Contractor, before allowing any Sub-Contractor to start work shall obtain the appropriate Certificates of Currency in regard to insurances required by this Agreement. The provisions of Clause 6.4 shall apply to all subcontractor’s insurance requirements.

7.

TERM

The term of this Agreement shall commence on the 15th September 2005 and shall terminate on the 15th April 2009 or such earlier or later date as may occur or shall be necessary for the Contractor and Company to fulfill all their respective obligations under this Agreement.

This Agreement may be terminated at any time after 15th April 2006 by mutual agreement between the parties.

8.

WAIVER ON EQUIPMENT

The Contractor hereby waives all rights of recovery against the Company for any loss or damage to its equipment including all tools and accessories (excluding downhole tools and accessories) during the term of this Agreement except for losses and damages sustained by the Contractor through the negligence of the Company or that of its employees, agents or fiduciaries.

9.

FORCE MAJEURE

9.1

Force Majeure Events

Neither the Company nor the Contractor shall be liable one to the other for damages, fees or reimbursement for work not performed during any period of declared Force Majeure due to any delay in or failure of performance of this agreement which is caused by or as a result of:

(1)

fires, torrential rainstorms, floods, windstorms, earthquakes, epidemics or other damage from the elements or an act of God;

(2)

riots, insurrection, war, strikes, work bans and limitations;

(3)

actions or decrees or omissions of any federal, state territorial or governmental authority;

(4)

disputes with Traditional Aboriginal Owners concerning encroachment on Sites of Significance where the dispute is not as a result of any knowingly willful or negligent act by the Contractor, its employees, agents or subcontractors that result in a breach of this agreement;

(5)

total or partial breakdown or stoppage of airline, railway, shipping or other means of transportation;

or any other cause beyond the parties control but only for the duration of such cause.  The party declaring Force Majeure shall promptly give notice in writing of such event and shall use all reasonable diligence to remedy the situation.

9.2

Force Majeure Declaration

Either party may declare Force Majeure after a period of ten (10) days of delays defined above as Force Majeure events or after ten (10) days of Standby charges.

9.3

Force Majeure Payment

After declaration of Force Majeure there are no further obligations for the:

(1)

Company to make further payments to the Contractor beyond those charges already incurred (specified under Section 3).

(2)

Contractor to complete any further seismic recording, subcontractor operations or remedial work beyond that already completed.

However following declaration both the Company and Contractor will make all reasonable effort to reach an equitable financial arrangement under which remaining operations may be completed.

10.

COMMUNICATION

Company:

Contractor:

Great South Land Minerals Limited

Terrex Seismic

Level 3, 65 Murray Street,

Unit 2, 37 Howson Way,

Hobart, TASMANIA, 7000

BIBRA LAKE, WA,  6163.

Attn:

Ms Nicole Chesterman

Attn:

Mr Stephen Tobin

Mr Malcolm Bendall

Telephone:

03 6231 9339

Telephone:

08 9434 4388

Facsimile:

03 6231 9338

Facsimile:

08 9434 5211

Mobile:

Mobile:

0418 909 294

Email:

gslm@gslm.com.au

Email:

steve@terrexseismic.com

cullumcille@aol.com

11.

SIGNATORIES

Hereto signed for and on behalf of

Hereto signed for and on behalf of

GREAT SOUTH LAND MINERALS

TERREX SEISMIC

Director’s Signature:

Director’s Signature:

Name:

Name:

     Stephen Tobin

Position:

Position:   Terrex Seismic - Managing Director

Witness:

Witness:

Name:

Name:

     Michelle Sweeney

Address:

Position:   Terrex Seismic - Company Secretary

SCHEDULES

FOR

SEISMIC ACQUISITION SERVICES

TO

GREAT SOUTH LAND MINERALS LIMITED

SEL 13/98 AND SEL 29/2005,

TASMANIA BASIN, TASMANIA

SEISMIC ACQUISITION SERVICES AGREEMENT

 SCHEDULES

SCHEDULE A - SERVICES

1.

Scope of Work

2.

Seismic Acquisition Crew – Personnel

2.1

Perth Office Personnel

2.2

Recording Crew Personnel

3.

Seismic Acquisition Crew – Equipment

3.1

Recording Equipment, Source Equipment and Vehicles

3.2

Survey Equipment

3.3

Office Equipment and Communications

3.4

Camp Equipment

3.5

Occupational Health and Safety Policy and Standards

3.6

Fire Prevention

SCHEDULE B -  RATES

1.

Recording Crew Mobilisation

2.

Recording Crew Rates

2.1

Hourly Working Rate

2.2

Standby /  Weather Rate

3.

Seismic Contractor - Services and Materials

4.

Seismic Contractor – Reimbursable Items

SCHEDULE C - RECORDING PARAMETERS

SCHEDULE D – SUBCONTRACTORS

SCHEDULE A - SERVICES

The Services shall include the provision of the Personnel and Equipment for performance of the following Scope of Work:

1.

Scope of Work

The work comprises approximately 1150kms of 2D spread throughout SEL 13/98 and SEL 29/2005 within the Tasmania Basin, Tasmania.  Terrex Seismic will be responsible for Line Positioning and Survey, Traffic Management and Seismic Recording services.

It is planned to commence Scouting and Line Positioning field work approx 15th  October 2005.  Seismic Recording is scheduled to commence approx 15th January 2006.

2.

SEISMIC ACQUISITION CREW - PERSONNEL

2.1

Perth Office Personnel (Non-Exclusive)

Managing Director / Geophysicist:

Stephen Tobin

Operations Manager:

Richard Barnes

Operations Administrator:

Judy Cullen

Company Secretary / Accountant:

Michelle Sweeney

Assistant Accountant:

Nicola Bowman

            2.2      Recording Crew Personnel

Crew Management:

One (1) Senior Crew Manager:

One (1) HSE Representative:

Camp Personnel:

One (1) Geophone / Cable Repairperson:

One (1) Senior Vehicle Mechanic:

One (1) Senior Vibe Technician:

One (1) Lead Vibe Operator:

Three (3) Vibrator Operators:

Observing / Line Personnel:

One (1) Senior Sercel Observer:

One (1) Line Boss:

Six (6) Cable Personnel (3 Cable utes):

Two (2) Geophone Personnel (2 Phone utes):

Eight (8) Line Crew:

TOTAL  27  PERSONS IN THE FIELD

3.         SEISMIC ACQUISITION CREW - EQUIPMENT

3.1

RECORDING EQUIPMENT, SOURCE EQUIPMENT AND VEHICLES

3.1.1

RECORDING EQUIPMENT

SERCEL 388 - 24 Bit 3D Seismic Data Acquisition System

•

Sun Monitor and Sun Sparc 5 Computer

•

OYO DFM 480 Plotter, UPS, LIM

•

One (1) Sercel Real Time APM - Sweep Correlator

•

Two (2) Fujitsu 3490 Tape Drives

•

One Hundred (100) SU6 Telemetry units (600 Channels)

•

Two Hundred (200) 3 T/O Seismic Cables (600 Channels)

•

Sixteen (16) Sercel PSUs and Four (4) Sercel CSUs

•

Six (6) CSU Patch Cables

•

Twenty (20) Battery case power Cords

•

Forty (40) Batteries for SU6 Units

•

One (1) Sercel Handheld Cable Testers

•

Four (4) Sercel Battery Chargers

Pelton Vibra Sig Real Time Similarity System

•

One (1) 10 metre 6 DB Boost High Gain Antenna on Recording Truck

Sensor SM24 10Hz High Specification Geophones

•

One Thousand (1000) Geophone strings with 6 ph/group

(500 Channels with 12 phones/group)

•

One (1) Sensor SMT100 Geophone Tester

Note:  Terrex Seismic warrants that 90% of equipment will be used in field and up to 10% may be undergoing repair and maintenance.

3.1.2

SOURCE EQUIPMENT

Four (4) HEMI 44  6x6 Truck mounted Vibrators:

•

Peak force is 44000lbs per Vibe and

•

Hold-Down weight is 44200lbs per Vibe

Four (4) Pelton Advance 2 Model 5 Vibrator Control Electronics

•

One (1) Pelton Encoder Sweep Generator for Recorder

•

Three (3) operating Online and One (1) on Standby

•

Electronics are capable of Trade Marked Varisweep

3.1.3

VEHICLES

No.

Year

Model

Type

One (1)

1998

FTS700 Isuzu 4x4

RecordingTruck/10Kva Gen

One (1)

2004

HZJ100 Toyota Wagon 4x4

Party Manager Unit

One (1)

2004

HZJ100 Toyota Wagon 4x4

Vibe Crew Unit

One (1)

2004

HZJ100 Toyota Wagon 4x4

Line Crew Unit

One (1)

2004

HZJ75 Toyota 4x4 Ute

HSE Representative Unit

One (1)

2004

HZJ75 Toyota 4x4 Ute

Mechanics Unit

Three (3)

2000

HZJ75 Toyota 4x4 Ute

Line Cable Units

Two (2)

2000

HZJ75 Toyota 4x4 Ute

Line Geophone Units

One (1)

1998

Isuzu 4x4

Vibrator Service Truck

Two (2)

1994

Isuzu 4x4

Cable/Geophone Units

3.2

SURVEY EQUIPMENT

•

See Dynamic Satellite Surveys – DSS Subcontractor Tender attached

3.3

OFFICE EQUIPMENT AND COMMUNICATIONS

•

One (1) Pentium PC based Seismic Information Management System

•

One (1) Satellite Telephone in Recording Truck

•

One (1) Satellite Telephone in PMs Vehicle

•

One (1) FM radio for Field Communications.

•

Assorted Daily and Monthly Operations forms, Safety and Environmental Incident Report Forms, Safety and Systems Technical Manuals and Maintenance Handbooks.

3.4      CAMP EQUIPMENT

•

Seismic Crew to be accommodated in a local town with suitable facilities.

3.5

OCCUPATIONAL HEALTH AND SAFETY STANDARDS

Pre-Survey HSE Preparation

•

Risk and Hazard Assessment completed following award of seismic contract.

•

Site Specific Safety Plan (SSSP) including Medevac Plan completed for each seismic contract.

•

Personnel Interviews, Fitness Medicals, 5 Panel Drug Tests, Random Drug and Alcohol testing on crew.

•

Personnel Contracts (Certified Australian Workplace Agreement), Induction Course, Driving Assessment, Driver Training completed on crew.

Operations

•

Crew Management / Communications System:

•

Crew Startup Induction/Safety Meeting

•

Daily Workgroup Toolbox Meetings

•

Weekly Senior Personnel Performance/Operations Meeting

•

Sunday Crew Safety Meeting

•

Sunscreens and UV blockout creams supplied at no cost to all crew members

•

Hats, shirts and covered safety footwear must be worn by field crew at all times

•

Reflective Orange Safety Vests for all Survey and Recording Crew personnel

•

Mobile Satellite Telephones with email facilities and Fax machines are maintained on crew to assist with Safe Operations.

•

Crew Medivac procedures in place as per SSSP

•

Full International Red Cross standard First Aid Kit

3.6      FIRE PREVENTION EQUIPMENT

•

Each Line Vehicle Equipped with:

•

One (1) Backpack Water Spray unit

•

One (1) Metal Rake

•

One (1) 2kg Fire Extinguisher (Vibes have Two (2) Fire Extinguishers)

•

Site Specific Safety Plan incorporating Fire Emergency Callout procedure.

SCHEDULE B – RATES

The following Compensation rates are based on prices in effect September 2005.  Labour rates include recent increases and are based on current award and governmental regulations and benefits.  Rates include all Personnel and Equipment Services listed under Sections 2, 3.1, 3.3 to 3.6.    Rates are Exclusive of 10% GST.

Recording Crew Mobilisation

One Time Charge to mobilise and demobilise all personnel and equipment listed in Section 2, 3.1, 3.3 to 3.6 to and from the field survey location.

2005 Seismic Program

Contract Negotiation Charge

. . . . . . . A$   10,000 + GST

Fixed Mobilisation Charge

. . . . . .

. A$ 500,000 + GST

2006-2009 Seismic Programs

Above Rate + 6% + GST per Annum Increase

Recording Crew Rates

1.1

Hourly Working Rate

Working Time includes Travel time, Daily Test time, Spread Layout/testing/QC and pickup time, Experimental time, Recording time, Recorder move up time, Line move time, Waiting on spread time, Delays and detours due to difficult terrain.  Rates include all recording and survey consumables and are based on minimum 12 hours/day.

2005 Seismic Program

. . .

A$ 3660/Hr + GST

2006-2009 Seismic Programs

. . .

Above Rate + 6% + GST

per Annum Increase

2.2

Standby / Weather Rate

Chargeable Rate for all delays to Recording and Mobilisation operations beyond the control of the Contractor.  Standby Hours calculations are based on 12 Hour nominal Working Days.  Standby Time is based on a Maximum Chargeable 10 Hrs/day.  Daily and Weekly Safety Meetings are charged 0.3 hrs/day at Standby rate.

Standby Time includes:

•

Working time lost due to wet or adverse weather conditions including wind noise, fire-ban days etc.

•

Delays or extra time spent as a result of any act, default, direction, instruction or request of Company or Company’s Representative, including time waiting on Company’s instruction.

•

Time lost due to access restrictions or permitting problems beyond control of the Contractor.

•

Crew Safety and Local Inductions as required by the Company.

•

Delays, washdowns, inspections etc necessitated by compliance with Tasmanian Petroleum Act or other government regulations.

•

Delays due to Local Shire or Govt Traffic Management requirements.

2005 Seismic Program

. . .

A$ 2928/Hr + GST

2006-2009 Seismic Program

. . .

Above Rate + 6% + GST

per Annum Increase

3.

SEISMIC CONTRACTOR - SERVICES AND MATERIALS

•

Accommodation and Meals for personnel listed in Schedule A, Section 1.2

•

Repair and Maintenance parts of vehicles and equipment Section 2.1 to 2.7.

•

Freight, duties and agents costs on parts for the above listed equipment.

•

Contract Labour and Employee Wages, Superannuation, Worker’s

Compensation Insurance.

•

Wages are in accord with award rates of September 2005.

•

Airfare and Bus expenses for rotation of personnel for rest leave.

•

Truck and radio licenses.

•

Diesel fuel, oils and lubricants.

•

Recording Consumables [Tapes and freight to the field survey location].

4.

SEISMIC CONTRACTOR -  REIMBURSABLES

Items to be reimbursed by Company (Charged on an Usage Basis)

Items Charged at Cost + 5% + GST

•

Subcontractor Management Fee – for services contracted, managed and invoiced through Terrex Seismic

•

Permitting and Land Access costs.

•

Line Preparation costs incl cutting access, temporary gates, fencing costs.

•

Line Setout, Pegging and Surveying costs.

•

Traffic Management Services costs.

•

Damage Claims unless caused by identifiable negligence of the crew.

•

Depermitting and Land Restoration costs including grading, seeding expenses as a result of the Council, Shire, Environmental or Indigenous Landholder Departments’ operational requirements.

Items Charged at Cost + 10% + GST

•

Training Courses as required by Tasmanian Petroleum Act, MRT or any govt agency in Tasmania.

•

Freight on shipment of Recorded data.

SCHEDULE C - RECORDING PARAMETERS

Acquisition Type:

Sercel 388 - 24 Bit Telemetry System

Energy Source:

3 x Input-Output 42,000lb Peak Force

6x6 Truck mounted Vibrators Online

Vibrator Point Interval:

25 metres

Vibrator Array:

12.5 m Pad-Pad / No Moveups

Vibrator Array Location:

Centred on Station Pegs (Centred at SP 100)

Receivers:

12 x 10 Hz SM24 Geophones / Group

Receiver Interval:

25 metres

Receiver Array:

25 metres (12 phones with 2.08m phone spacing)

Receiver Array Location:

Centred between Stations (Centered at SP 100.5)

Sweep Length:

8.0 sec

Number of Sweeps:

2

Sweep Type:

Monosweep or Varisweep

Sweep Frequencies:

6 – 72Hz (dependent on field tests)

Sweep Taper:

200 msec Taper

Sweep Energy per Km:

640 sec/km

Sweep Control:

Pelton Advance 2 Model 5

Accelerometers:

Pelton M5 High Performance

Similarity System:

Pelton VIBRA-SIG

Peak Force:

44000 lbs

Hold Down Weight:

44200 lbs

Vibrator Drive Level:

Force Control On - 80% Peak Force

Phase Lock:

Ground Force Phase Lock

No. of Channels:

360 Channels

Spread Geometry:

Symmetric Split Spread

Maximum Offset:

4487.5 - 12.5 – 0 – 12.5 – 4487.5 metres

Fold:

180 Fold with 12.5m CDP interval

Record Length:

6.0 seconds

Correlation Sample Rate:

2 milliseconds

Written to Tape S.R.:

2 milliseconds

Output Data Format:

SEG D

SCHEDULE D – SUBCONTRACTORS